Exhibit 19.1

  Ford Credit Auto Owner Trust 2001-B
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                              10

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,997,826,418.40              260,824
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $279,000,000.00         5.024%                     July 15, 2001
   Class A-2 Notes                                                  459,000,000.00         4.901%                 December 15, 2001
   Class A-3 Notes                                                1,400,000,000.00         5.030%                   August 15, 2003
   Class A-4 Notes                                                1,100,000,000.00         5.120%                  October 15, 2004
   Class A-5 Notes                                                  455,561,000.00         5.360%                     June 15, 2005
   Class B Notes                                                    136,810,000.00         5.710%                September 15, 2005
   Class C Certificates                                              78,145,000.00         6.200%                  October 15, 2005
   Class D Certificates                                              78,145,000.00         7.000%                     July 15, 2006
                                                                     -------------
      Total                                                      $3,986,661,000.00

  II. COLLECTIONS
  ---------------

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $15,713,342.75                $1,203.95          $15,714,546.70
  Repurchased Loan Proceeds Related to Interest                          41,438.13                     0.00               41,438.13
                                                                         ---------                     ----               ---------
      Total                                                         $15,754,780.88                $1,203.95          $15,755,984.83

  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   5,916,799.60                     0.00            5,916,799.60
                                                                      ------------                     ----            ------------
      Total                                                          $5,916,799.60                    $0.00           $5,916,799.60

  Principal:
  Principal Collections                                             $62,314,716.09                $5,370.46          $62,320,086.55
  Prepayments in Full                                                39,679,028.07                     0.00           39,679,028.07
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      2,926,490.38                     0.00            2,926,490.38
  Payahead Draws                                                              0.00                   269.28                  269.28
                                                                              ----                   ------                  ------
      Total                                                        $104,920,234.54                $5,639.74         $104,925,874.28

  Liquidation Proceeds                                                                                                $1,862,554.41
  Recoveries from Prior Month Charge-Offs                                                                                 85,620.57
                                                                                                                          ---------
      Total Principal Collections                                                                                   $106,874,049.26

  Principal Losses for Collection Period                                                                              $5,112,999.65
  Total Regular Principal Reduction                                                                                 $110,038,873.93

  Total Collections                                                                                                 $128,546,833.69

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $128,546,833.69
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                            $0.00
                                                                                                                              -----
      Total                                                                                                         $128,546,833.69



                                                          Page 1




  Ford Credit Auto Owner Trust 2001-B
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                              10

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,419,358.16        $2,419,358.16                $0.00
   Amount per $1,000 of Original Balance               0.61                 0.61                 0.00

Net Swap Payment                               2,468,775.12

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                            $0.00                $0.00               $0.00                $0.00               $0.00
   Class A2 Notes                             0.00                 0.00                0.00                 0.00                0.00
   Class A3 Notes                     1,545,561.07         1,545,561.07                0.00                 0.00                0.00
   Class A4 Notes                     4,693,333.33         4,693,333.33                0.00                 0.00                0.00
   Class A5 Notes                     2,034,839.13         2,034,839.13                0.00                 0.00                0.00
   Class B Notes                        650,987.58           650,987.58                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $8,924,721.11        $8,924,721.11               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class C Certificates                $403,749.17          $403,749.17               $0.00                $0.00               $0.00
   Class D Certificates                 455,845.83           455,845.83                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                            $859,595.00          $859,595.00               $0.00                $0.00               $0.00

  Total Note and Cert. Interest:     $9,784,316.11        $9,784,316.11               $0.00                $0.00               $0.00

  Total Available for Principal Distribution     $113,874,384.30

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Regular Principal Distribution Amount    105,999,598.61
                                            --------------
      Principal Distribution Amount        $105,999,598.61

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 Notes                                                  0.00
   Class A3 Notes                                        105,999,598.61
   Class A4 Notes                                                  0.00
   Class A5 Notes                                                  0.00
   Class B Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $105,999,598.61

  Certificateholder Principal Distributions:
   Class C Certificates                                           $0.00
   Class D Certificates                                            0.00
                                                                   ----
      Total Certificate Principal Paid                            $0.00

  Total Note and Certificate Principal Paid:            $105,999,598.61

  Collections Released to Servicer                        $7,874,785.69

  Total Available for Distribution         $128,546,833.69
  Total Distribution (incl. Servicing Fee) $128,546,833.69


                                                          Page 2




  Ford Credit Auto Owner Trust 2001-B
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                              10

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 Notes                                                 0.00                    0.00                     0.00
  Class A3 Notes                                                75.71                    1.10                    76.82
  Class A4 Notes                                                 0.00                    4.27                     4.27
  Class A5 Notes                                                 0.00                    4.47                     4.47
  Class B Notes                                                  0.00                    4.76                     4.76
                                                                 ----                    ----                     ----
      Total Notes                                              $27.67                   $2.33                   $30.00

  Class C Certificates                                          $0.00                   $5.17                    $5.17
  Class D Certificates                                           0.00                    5.83                     5.83
                                                                 ----                    ----                     ----
      Total Certificates                                        $0.00                   $5.50                    $5.50

  Total Notes and Certificates:                                $26.59                   $2.45                   $29.04

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $2,678,492,480.25       0.6992776                $2,572,492,881.64       0.6716041
  Class A1 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A2 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A3 Notes                              986,121,480.25       0.7043725                   880,121,881.64       0.6286585
  Class A4 Notes                            1,100,000,000.00       1.0000000                 1,100,000,000.00       1.0000000
  Class A5 Notes                              455,561,000.00       1.0000000                   455,561,000.00       1.0000000
  Class B Notes                               136,810,000.00       1.0000000                   136,810,000.00       1.0000000
  Class C Certificates                         78,145,000.00       1.0000000                    78,145,000.00       1.0000000
  Class D Certificates                         78,145,000.00       1.0000000                    78,145,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $2,834,782,480.25       0.7110669                $2,728,782,881.64       0.6844783


  Portfolio Information
  Weighted Average Coupon (WAC)                         8.93%                                           8.94%
  Weighted Average Remaining Maturity (WAM)             40.92                                           40.03
  Remaining Number of Receivables                     222,699                                         218,499
  Portfolio Receivable Balance              $2,903,229,791.96                               $2,793,173,979.17

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $7,942,607.70
  Specified Credit Enhancement Amount                                                                        $27,931,739.79
  Yield Supplement Overcollateralization Amount                                                              $56,448,489.83
  Target Level of Overcollateralization                                                                      $64,391,097.53

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $19,989,132.09
  Specified Reserve Account Balance                                                                           19,989,132.09
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             19,989,132.09
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $19,989,132.09
  Change in Reserve Account Balance                                                                                   $0.00


                                                          Page 3




  Ford Credit Auto Owner Trust 2001-B
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                              10

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,862,554.41
  Recoveries from Prior Month Charge-Offs                                                                                $85,620.57
  Total Losses for Collection Period                                                                                  $5,397,544.25
  Charge-off Rate for Collection Period (annualized)                                                                          1.43%
  Cumulative Net Losses for all Periods                                                                              $16,611,888.52


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         3,405                $45,983,742.59
  61-90 Days Delinquent                                                                           677                 $9,277,995.12
  91-120 Days Delinquent                                                                          241                 $3,433,332.78
  Over 120 Days Delinquent                                                                        189                 $2,545,174.35

  Repossesion Inventory                                                                           503                 $7,256,915.62


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        1.2384%
  Preceding Collection Period                                                                                               1.3833%
  Current Collection Period                                                                                                 1.4533%
  Three Month Average                                                                                                       1.3583%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.4068%
  Preceding Collection Period                                                                                               0.4338%
  Current Collection Period                                                                                                 0.5066%
  Three Month Average                                                                                                       0.4491%


                                                          Page 4




  Ford Credit Auto Owner Trust 2001-B
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                              10

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                          $11,111,204.48                       $558.83
  New Advances                                                                           5,874,168.03                          0.00
  Servicer Advance Recoveries                                                            3,326,547.35                         32.92
                                                                                         ------------                         -----
  Ending Servicer Advances                                                             $13,658,825.16                       $525.91

  Current Month Interest Advances for Prepaid Loans                                        $42,631.57                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                        $964.75
  Additional Payaheads                                                                                                        12.13
  Payahead Draws                                                                                                             341.15
                                                                                                                             ------
  Ending Payahead Account Balance                                                                                           $635.73




                                                          Page 5

